Exhibit 99.1

Alexandria Real Estate Equities, Inc. Elects Claire Aldridge, PhD, to Board of Directors

PASADENA, Calif., March 6, 2025 – Alexandria Real Estate Equities, Inc. (NYSE: ARE), the first, preeminent, longest-tenured and pioneering owner, operator and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, today announced that the company’s board of directors has elected Claire Aldridge, PhD, as an independent director, effective March 14, 2025. The board of directors has also appointed Dr. Aldridge to serve as a member of its Life Science Committee and determined that she is independent in accordance with New York Stock Exchange listing standards and Securities and Exchange Commission rules. Her term will run until the company’s 2025 annual meeting of stockholders.

“Dr. Aldridge’s distinguished career in the life science industry spans more than 25 years across biotechnology, venture capital, entrepreneurship, technology commercialization and AI-accelerated therapeutic development,” said Joel S. Marcus, executive chairman and founder of Alexandria Real Estate Equities, Inc. and Alexandria Venture Investments. “Her deep business and scientific experience, which includes facilitating the translation of scientific discoveries into innovative therapies that improve patient lives, will further bolster the combined expertise of our board, and we are honored to welcome her.”

Dr. Aldridge was the chief strategy officer of Form Bio, the first spinout from the de-extinction and biodiversity company Colossal Biosciences. At Form Bio, Dr. Aldridge led the integration of artificial intelligence and machine learning into genomic analysis and advanced therapeutics programs, such as gene therapy, biological sequence alignment and directed evolution, to accelerate the development of safe and effective new medicines. She also oversaw the generation of vast proprietary datasets needed to train sophisticated AI models. Prior to Form Bio, Dr. Aldridge served as senior vice president, chief of staff and business operations at Taysha Gene Therapies, a clinical-stage biotechnology company focused on advancing gene therapies for severe monogenic diseases of the central nervous system. She was previously associate vice president of commercialization and business development at UT Southwestern Medical Center and vice president of venture development at Remeditex Ventures.

Dr. Aldridge currently serves on the scientific advisory board of Colossal Biosciences and on the board of directors of 4E Therapeutics. She is also a member of the Product Development Advisory Committee of the Cancer Prevention and Research Institute of Texas (CPRIT), the $6 billion state agency established to help Texans conquer cancer; a founding advisor for Nucleate Texas, a non-profit organization dedicated to empowering the next generation of biotechnology leaders; a participant in Duke University’s Entrepreneurial Leaders Network; and past chair of the Industrial Advisory Board of Bioengineering at UT Dallas. In April 2023, she was named one of Forbes’ 10 women leading the synthetic biology revolution.

Dr. Aldridge received her PhD from Duke University in the Department of Immunology and the Program in Genetics and Genomics and her Bachelor of Science degree in Biomedical Science from Texas A&M University.

About Alexandria Real Estate Equities, Inc.

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle and New York City. As of December 31, 2024, Alexandria has a total market capitalization of $29.0 billion and an asset base in North America that includes 39.8 million RSF of operating properties and 4.4 million RSF of Class A/A+ properties undergoing construction. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns and greater long-term asset value. For more information on Alexandria, please visit www.are.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the potential impacts of a director’s appointment to the company’s board of directors and expectations regarding the company’s performance and success. These forward-looking statements are based on Alexandria’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by Alexandria’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and Alexandria assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in Alexandria’s forward-looking statements, and risks and uncertainties to Alexandria’s business in general, please refer to Alexandria’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Senior Vice President – Chief Content Officer, (626) 788-5578,

skabakoff@are.com

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